Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our reports dated June 22, 2011 on the financial statements (as listed at Exhibit A) of the Columbia Funds Series Trust II included in the Annual Reports for the period ended April 30, 2011, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A, No. 333-131683) of the Columbia Funds Series Trust II.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
June 24, 2011

Exhibit A
LIST OF FUNDS
Columbia Retirement Plus 2010 Fund
Columbia Retirement Plus 2015 Fund
Columbia Retirement Plus 2020 Fund
Columbia Retirement Plus 2025 Fund
Columbia Retirement Plus 2030 Fund
Columbia Retirement Plus 2035 Fund
Columbia Retirement Plus 2040 Fund
Columbia Retirement Plus 2045 Fund
Columbia 120/20 Contrarian Equity Fund
Columbia Recovery and Infrastructure Fund